CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Insurance Trust of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia Funds Variable Insurance Trust’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 25, 2025

Appendix A

Columbia Funds Variable Insurance Trust	Report Date
Columbia Variable Portfolio - Small Company Growth Fund	2/24/2025
Columbia Variable Portfolio - Small Cap Value Fund	2/24/2025
Columbia Variable Portfolio - Contrarian Core Fund	2/21/2025
Columbia Variable Portfolio - Long Government/Credit Bond Fund	2/24/2025
Columbia Variable Portfolio - Strategic Income Fund	2/24/2025
Variable Portfolio - U.S. Flexible Growth Fund	2/21/2025
Variable Portfolio - U.S. Flexible Moderate Growth Fund	2/21/2025
Variable Portfolio - U.S. Flexible Conservative Growth Fund	2/21/2025
Variable Portfolio - Managed Volatility Conservative Growth Fund	2/21/2025
Variable Portfolio - Managed Volatility Growth Fund	2/21/2025
Variable Portfolio - Managed Volatility Conservative Fund	2/21/2025
Variable Portfolio - Managed Risk Fund	2/21/2025
Variable Portfolio - Managed Risk U.S. Fund	2/21/2025